                                     ETOYS INC.





                    SERIES C PREFERRED STOCK PURCHASE AGREEMENT





                                   MARCH 24, 1999

                                    ETOYS INC.

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

     This Series C Preferred Stock Purchase Agreement (the "AGREEMENT") is made as of the 24th day of March, 1999, by and between eToys Inc., a Delaware corporation (the "COMPANY") and the investors listed on EXHIBIT A attached hereto (each a "PURCHASER" and together the "PURCHASERS").

     The parties hereby agree as follows:

     1.   PURCHASE AND SALE OF PREFERRED STOCK.

          1.1  SALE AND ISSUANCE OF SERIES C PREFERRED STOCK.

               (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Third Amended and Restated Certificate of Incorporation in the form attached hereto as EXHIBIT B (the "RESTATED CERTIFICATE").

               (b) Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to each Purchaser at the Closing that number of shares of Series C Preferred Stock set forth opposite each such Purchaser's name on EXHIBIT A attached hereto at a purchase price of $30.00 per share. The shares of Series C Preferred Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "STOCK."

          1.2  CLOSING; DELIVERY.

               (a) The purchase and sale of the Stock shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 12:00 p.m., on March 24 1999, or at such other time and place as the Company and the Purchasers purchasing a majority of the shares of Stock mutually agree upon, orally or in writing (which time and place are designated as the "CLOSING").

               (b) At the Closing, the Company shall deliver to each Purchaser a certificate representing the Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company, wire transfer to the Company's bank account, or any combination thereof. In the event that payment by a Purchaser is made, in whole or in part, by cancellation of indebtedness, then such Investor shall surrender to the Company for cancellation at the Closing or shall executed an instrument of cancellation in form and substance acceptable to the Company.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on a Schedule of Exceptions delivered separately to the Purchasers, which exceptions shall be deemed to be representations and warranties as if made hereunder:

          2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

          2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

               (a) Nineteen Million Five Hundred Ninety-Three Thousand Eighty-Nine (19,593,089) shares of Preferred Stock, Seven Million Thirty-Nine Thousand Seven Hundred Seventy-Four (7,039,774) shares of which have been designated Series A Preferred Stock, of which Seven Million Seven Thousand Four Hundred Ninety-Five (7,007,495) shares are issued and outstanding; Eleven Million Eight Hundred Eighty-Six Thousand Six Hundred Forty-Nine (11,886,649) shares of Series B Preferred Stock, all of which are issued and outstanding immediately prior to the Closing; and Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six (666,666) shares of Series C Preferred Stock, none of which are issued and outstanding immediately prior to the Closing. The rights, privileges and preferences of the Preferred Stock are as stated in the Restated Certificate.

               (b) Fifty Million (50,000,000) shares of Common Stock, Eleven Million Five Hundred Eighty-Two Thousand Nine Hundred Seventy-Seven (11,582,977) shares of which are issued and outstanding as of February 28, 1999. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six (666,666) shares of Common Stock for issuance upon conversion of the Series C Preferred Stock.

               (c) The Company has reserved Five Million Eight Hundred Thousand (5,800,000) shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1997 Stock Option Plan duly adopted by the Board of Directors and approved by the Company stockholders (the "STOCK PLAN").

               (d) Except for currently outstanding options issued pursuant to the Stock Plan, warrants to purchase 32,279 shares of Series A Preferred Stock, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. The Company is not a party or subject to any agreement or understanding, and, to the best of the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which effects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

          2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Second Amended and Restated Investors' Rights Agreement, in the form attached hereto as EXHIBIT C (the "INVESTORS' RIGHTS AGREEMENT"), the Second Amended and Restated Right of First Refusal and Co-Sale Agreement in the form attached hereto as EXHIBIT D (the "CO-SALE AGREEMENT"), and the Second Amended and Restated Voting Agreement in the form attached hereto as EXHIBIT E (the "VOTING AGREEMENT") and collectively with this Agreement, the Investors' Rights Agreement and the Co-Sale Agreement (the "AGREEMENTS"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Stock and the Common Stock issuable upon conversion of the Stock (together, the "SECURITIES") has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (ii) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          2.5 VALID ISSUANCE OF SECURITIES. The Stock that is being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchasers in this Agreement and subject to the provisions of Section 2.7 below, the Stock will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Restated Certificate, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investors' Rights Agreement and applicable federal and state securities laws and will be issued in compliance with all applicable federal and state securities laws.

          2.6 OFFERING. Subject in part to the truth and accuracy of each Purchaser's representations set forth in Section 3 of the Agreement, the offer, sale and issuance of the Series C Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of any applicable stock and federal securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.7 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to

Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT").

          2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

          2.9 PATENTS AND TRADEMARKS. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes and, to its knowledge, all patent rights necessary for its business without any conflict with, or infringement of, the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, servicemarks, tradenames, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed to be conducted in the Business Plan (as defined in Section 2.12), would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business as proposed to be conducted in the Business Plan. Neither the execution or delivery of this Agreement or the agreements, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed in the Business Plan, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of (i) idealab! and (ii) any of the Company's employees or people it currently intends to hire made prior to or outside the scope of their employment by the Company. No employee of idealab! has developed any technology which constitutes a material portion of any of the Company's products, and, to the best of the Company's knowledge, no current or former stockholder, employee, officer, director or consultant of the Company has (directly or indirectly) any right, title or interest in any intellectual property necessary for the operation of the business of the Company as presently conducted or as proposed to be conducted in the Business Plan.

          2.10 COMPLIANCE WITH OTHER INSTRUMENTS. As of the date of the Closing, the Company is not in violation or default of any provisions of its Restated Certificate or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization applicable to the Company, its business or operations or any of its assets or properties, which suspension, revocation, impairment, forfeiture or nonrenewal will have a material adverse effect on the Company's financial condition, operating results, business or operations.

          2.11 AGREEMENTS; ACTION.

               (a) There are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) Except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any of its subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of, $10,000, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries,
(iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

               (c) Neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $10,000 or in excess of $25,000 in the aggregate,
(iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, the indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity shall be aggregated for the purpose of meeting the individual minimum dollar amounts with such subsections.

               (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or, at the time of Closing, subject to any restriction under its Restated Certificate or Bylaws, that adversely affects its business, its properties or its financial condition.

          2.12 DISCLOSURE. The Company has fully provided the Purchasers with all the information that the Purchasers have requested for deciding whether to acquire the Stock and all information that the Company believes is reasonably necessary to enable the Purchasers to make such a decision, including certain of the Company's projections describing its proposed business (collectively, the "BUSINESS PLAN"). To the Company's knowledge, no representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchasers at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Business Plan and the financial and other projections contained in the Business Plan concerning the Company were prepared in good faith; however, the Company does not warrant that it will achieve such projections.

          2.13 NO CONFLICT OF INTEREST. The Company is not indebted, directly or indirectly, to any (i) of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees and (ii) affiliate of the Company. To the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, or any affiliate of the Company, are, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded companies that may compete with the Company. To the Company's knowledge, none of the Company's officers or directors or any members of their immediate families, or any affiliate of the Company, are, directly or indirectly, interested in any material contract with the Company. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

          2.14 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in the Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. To the Company's knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

          2.15 PRIVATE PLACEMENT. Subject in part to the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act.

          2.16 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

          2.17 FINANCIAL STATEMENTS. The Company has made available to each Purchaser its unaudited financial statements (including balance sheet and profit and loss statement) as of and for the twelve-month period ended December 31, 1998 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited Financial Statements, to normal year-end audit adjustments, which individually or in the aggregate will not be material to the financial condition or operating results of the Company. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 1998 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnity of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.18 CHANGES.  Since December 31, 1998, there has not been:

               (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted in the Business
Plan);

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company does not know of any impending resignation or termination of employment of any such officer or key employee;

               (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (l) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

               (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted in the Business Plan); or

               (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.18.

          2.19 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

          2.20 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports (including information returns and reports) as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "CODE"), to be treated as a Subchapter

S corporation or a collapsible corporation pursuant to Section 1362(a) or
Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the Company, its financial condition, its business as presently conducted or proposed to be conducted or any of its properties or material assets. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns have ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has not incurred any taxes, assessments or governmental charges other than in the ordinary course of business and the Company has made adequate provisions on its books or accounts for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.

          2.21 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed; and the Company has insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

          2.22 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have any present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company, without the obligation to pay any severance or other compensation. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment. The Company is not a party to or bound to any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

          2.23 CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENTS. Each former and current employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchasers. The Company is not aware that any of its former and current employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms provided to counsel for the Purchasers under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.

          2.24 PERMITS. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

          2.25 CORPORATE DOCUMENTS. The Restated Certificate and Bylaws of the Company are in the form provided to counsel for the Purchasers. The copy of the minute books of the Company provided to the Purchasers' counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

          2.26 SECTION 83(b) ELECTIONS. To the best of the Company's knowledge, all individuals who have purchased unvested shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Code.

          2.27 SIGNIFICANT CUSTOMERS AND SUPPLIERS. No major customer or supplier as of the date the Financial Statements has materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company, as the case may be.

          2.28 REAL PROPERTY HOLDING COMPANY. The Company is not a real property holding company within the meaning of Section 897 of the Code.

          2.29 MANUFACTURING AND MARKETING RIGHTS. The Company has not granted rights to manufacture, produce, assemble, lease, market or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute market or sell its products.

     3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company that:

          3.1 AUTHORIZATION. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies, or (b) to the extent the indemnification provisions contained in the Investors' Rights Agreement may be limited by applicable federal or state securities laws.

          3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

          3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's management and has had an opportunity to review the Company's facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

          3.4 RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale except as set forth in the Investors' Rights Agreement. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

          3.5 NO PUBLIC MARKET. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

          3.6 LEGENDS. The Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

               (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (b)  Any legend set forth in the other Agreements.

               (c) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

          3.7 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

          3.8 FOREIGN INVESTORS. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Such Purchaser's subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of the Purchaser's jurisdiction.

     4. CONDITIONS OF THE PURCHASERS' OBLIGATIONS AT CLOSING. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          4.1 RESTATED CERTIFICATE. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

     5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

          5.1 RESTATED CERTIFICATE. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

     6.   MISCELLANEOUS.

          6.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchasers or the Company.

          6.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          6.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

          6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

          6.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          6.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or on EXHIBIT A hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Venture Law Group, A Professional Corporation, 2800 Sand Hill Road, Menlo Park, California 94025, Attention: Glen R. Van Ligten or (b) if to Highland Capital Partners, with a copy to Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110, Attention:
William J. Schnoor, Jr.

          6.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          6.8 FEES AND EXPENSES. The Company shall pay at Closing the reasonable fees and expenses of Testa, Hurwitz & Thibeault, LLP, the counsel for entities affiliated with Highland Capital, incurred with respect to this Agreement, the documents referred to herein and the transactions contemplated hereby and thereby, provided such fees and expenses do not exceed $15,000.

          6.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          6.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the holders of at least 66 2/3% of the Common Stock issued or issuable upon conversion of the Stock. Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the Purchasers and each transferee of the Stock (or the Common Stock issuable upon conversion thereof), each future holder of all such securities, and the Company.

          6.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

          6.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

          6.13 ENTIRE AGREEMENT. This Agreement, the documents referred to herein and certain side letter agreements between the Company and Intel Corporation and the Company and the DynaFund entities concerning Board visitation rights constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

          6.14 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

          6.15 CONFIDENTIALITY. Each party hereto agrees that, except with the prior written permission of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of Stock purchased hereunder. Without granting any right or license, each party agrees that the foregoing clauses shall not apply with respect to any information after five (5) years following the disclosure thereof or any information that the other party can document (i) is or becomes (through no improper action or inaction by such party or any affiliate, agent, consultant or employee) generally available to the public,
(ii) was in its possession known by it prior to receipt from the other party, or (iii) was rightfully disclosed to it by a third party without restriction.
 The provisions of this Section 6.15 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby, including, without limitation, the Intel Letter Agreement.

          6.16 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

          6.17 WAIVER OF CONFLICTS. Each party to this Agreement acknowledges that Venture Law Group, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Purchasers in matters unrelated to the transactions described in this Agreement, including the representation of such Purchasers in venture capital financings and other matters. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Venture Law Group's representation of certain of the Purchasers in such unrelated matters and to Venture Law Group's representation of the Company in connection with this Agreement and the transactions contemplated hereby.


                             [Signature Pages Follow]

     The parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

                                        COMPANY:


                                        eTOYS INC.



                                        By: /s/ Edward C. Lenk
                                           ---------------------------------
                                           Edward C. Lenk
                                           President and Chief Executive officer

                                           Address:  2850 Ocean Park Boulevard
                                                     Suite 225
                                                     Santa Monica, CA  90405










                             SIGNATURE PAGE TO eTOYS INC.
                    SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                         PURCHASERS:

                                         HIGHLAND CAPITAL PARTNERS IV LIMITED
                                         PARTNERSHIP

                                         By:



                                         By: /s/ Daniel J. Nova
                                            -----------------------------------

                                         Name:  Daniel J. Nova
                                              ---------------------------------
                                                          (print)
                                         Title: Member
                                               --------------------------------

                                         Address:  c/o Highland Capital Partners
                                                   Two International Place
                                                   Boston, MA  02110


                                         PURCHASERS:

                                         HIGHLAND ENTREPRENEURS' FUND IV
                                         LIMITED PARTNERSHIP

                                         By:



                                         By: /s/ Daniel J. Nova
                                            -----------------------------------

                                         Name:  Daniel J. Nova
                                              ---------------------------------
                                                          (print)
                                         Title: Member
                                               --------------------------------

                                         Address:  c/o Highland Capital Partners
                                                   Two International Place
                                                   Boston, MA  02110









                             SIGNATURE PAGE TO eTOYS INC.
                    SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                         PURCHASER:

                                         SEQUOIA CAPITAL FRANCHISE FUND

                                         By: /s/ Michael Moritz
                                            -----------------------------------

                                         Name: Michael Moritz
                                              ---------------------------------
                                                          (print)
                                         Title:
                                               --------------------------------

                                         Address:  3000 Sand Hill Road
                                                   Building 4, Suite 280
                                                   Menlo Park, CA  94025








                             SIGNATURE PAGE TO eTOYS INC.
                    SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                      EXHIBITS


     Exhibit A -    Schedule of Purchasers

     Exhibit B -    Form of Third Amended and Restated Certificate of
                    Incorporation

     Exhibit C -    Form of Second Amended and Restated Investors' Rights
                    Agreement

     Exhibit D -    Form of Second Amended and Restated Right of First Refusal
                    and Co-Sale Agreement

     Exhibit E -    Form of Second Amended and Restated Voting Agreement



                                     EXHIBIT A


                               SCHEDULE OF PURCHASERS



                                       NUMBER OF SHARES OF          PURCHASE PRICE
 NAME                                  SERIES C PREFERRED        (CASH/WIRE TRANSFER)
 --------------------------            ------------------        --------------------
 Highland Capital Partners                   320,000                 $9,600,000
 IV Limited Partnership

 Highland Entrepreneurs'                      13,333                   $399,990
 Fund IV Limited Partnership

 Sequoia Capital Franchise                   333,333                 $9,999,990
 Fund


                                     EXHIBIT B



                        FORM OF THIRD AMENDED AND RESTATED
                            CERTIFICATE OF INCORPORATION

                                 (SEE EXHIBIT 3.5)

                                     EXHIBIT C



          FORM OF SECOND AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                (SEE EXHIBIT 10.24)

                                     EXHIBIT D



             FORM OF SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL
                               AND CO-SALE AGREEMENT

                                (SEE EXHIBIT 10.26)

                                     EXHIBIT E



                FORM OF SECOND AMENDED AND RESTATED VOTING AGREEMENT

                                (SEE EXHIBIT 10.25)